                                                               EXHIBIT 99.d(vii)

                              AMENDMENT NUMBER 6 TO
                         INVESTMENT MANAGEMENT AGREEMENT

      Pursuant to the Investment Management Agreement between Hartford Investment Financial Services Company ("HIFSCO") and The Hartford Mutual Funds, Inc. (formerly known as ITT Hartford Mutual Funds, Inc.) dated March 3, 1997, as amended (the "Agreement"), The Hartford Focus Fund, The Hartford International Capital Appreciation Fund, The Hartford International Small Company Fund, The Hartford MidCap Value Fund and The Hartford Value Fund are hereby included in the definition of Portfolio. All provisions in the Agreement shall apply to the management of The Hartford Focus Fund, The Hartford International Capital Appreciation Fund, The Hartford International Small Company Fund, The Hartford MidCap Value Fund and The Hartford Value Fund except as stated below.

      The advisory fee for the five new portfolios shall be accrued daily and paid monthly, based upon the following annual rates and upon the calculated daily net asset value of the Fund:

      The Hartford Focus Fund

         Net Asset Value                                      Annual Rate
         ---------------                                      -----------
         First $500 million                                     1.00%
         Next $500 million                                      0.95%
         Amount over $1 billion                                 0.90%

      The Hartford International Capital Appreciation Fund and The Hartford International Small Company Fund

         Net Asset Value                                      Annual Rate
         ---------------                                      -----------
         First $500 million                                     1.00%
         Next $500 million                                      0.90%
         Amount over $1 billion                                 0.85%

      The Hartford MidCap Value Fund

         Net Asset Value                                      Annual Rate
         ---------------                                      -----------
         First $500 million                                     0.85%
         Next $500 million                                      0.75%
         Amount over $1 billion                                 0.70%

      The Hartford Value Fund

         Net Asset Value                                      Annual Rate
         ---------------                                      -----------
         First $500 million                                     0.80%
         Next $500 million                                      0.70%
         Amount over $1 billion                                 0.65%

      This amended Agreement is effective for a period of two years from the date hereof and shall continue in effect thereafter in accordance with the provisions of Section 9 of the Agreement.

      IN WITNESS WHEREOF, the parties hereto have caused this amendment to be executed on the 30th day of April, 2001.

HARTFORD INVESTMENT FINANCIAL SERVICES COMPANY

By:  /s/ David M. Znamierowski
   ------------------------------------------
       David M. Znamierowski
       Senior Vice President, Investments


THE HARTFORD MUTUAL FUNDS, INC.
on behalf of:
The Hartford Focus Fund
The Hartford International Capital Appreciation Fund
The Hartford International Small Company Fund
The Hartford MidCap Value Fund
The Hartford Value Fund

By: /s/ David M. Znamierowski
   ----------------------------------------------
       David M. Znamierowski
       President